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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      March 11, 1998

                            LUMEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



Delaware                      1-14360            13-3868804
State or other               (Commission        (I.R.S. Employer
jurisdiction                  File Number)       Identification No.)
of incorporation)



      Suite B-302, 555 Theodore Fremd Avenue, Rye, New York            10580
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         (Address of principal executive offices)                    (Zip code)


Registrant's telephone number, including area code           (914) 967-9400
                                                  -----------------------------



                                BEC Group, Inc.
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         (Former name or former address, if changed since last report.)



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         ITEM 2.  ACQUISITION OR DISPOSITIONS OF ASSETS

         (a) On March 12, 1998, pursuant to the terms of an Agreement and Plan of Merger, dated as of October 30, 1997, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of January 6, 1998 (the "Merger Agreement"), by and among BEC Group, Inc. (now known as Lumen Technologies, Inc.) (the "Company"), BILC Acquisition Corp. ("Sub") and ILC Technology, Inc. ("ILC"), ILC was merged (the "Merger") with and into Sub. Upon consummation of the Merger, each outstanding share (the "Shares") of common stock of ILC, par value $.01 (the "ILC Common Stock"), was converted into the right to receive upon surrender of the certificate representing such Shares 2.2042 shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock") issued to the holder of such Share (the "Merger Consideration"). In lieu of fractional shares, each holder of Shares of ILC Common Stock who would otherwise be entitled to a fraction of a share of the Company Common Stock will be paid cash (rounded to the nearest whole cent) in an amount equal to the fraction of a share amount multiplied by $6.40.

                  The amount of Merger Consideration paid by the Company was determined through negotiation of the parties to the Merger Agreement. The assets of ILC consist primarily of cash, accounts receivable, inventory and property, plant and equipment and intellectual property. The Company intends to use ILC's assets in substantially the same manner as previously used. The shares of the Company Common Stock to be issued pursuant to the terms of the Merger Agreement will be issued from the Company's authorized but unissued common stock.

                  ILC designs, develops, manufactures and markets high intensity lamps and lighting products for the medical, industrial, aerospace, scientific, entertainment and military industries. ILC's principal manufacturing and executive facilities are located in Sunnyvale, California. ILC's wholly-owned subsidiary, Q-Arc, Ltd., an arc lamp manufacturing company, is based in Cambridge, England. ILC manufactures and markets among other things, pulsed and direct current arc lamps, Cermax(R) lamps, which are short zenon lamps, mercury xenon short arc lamps and Daymax(R) lamps.

                  The foregoing summary of the terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

         (b) On March 11, 1998, the Company consummated the Spinoff, (as defined below) pursuant to which the stockholders of the Company will receive all of the Company's interest in Bolle Inc. ("Bolle") in a pro rata distribution (the "Spinoff"). As a result of the Spinoff, holders of the Company Common Stock will receive, one share of common stock of Bolle for every three



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shares of the Company Common Stock held on March 11, 1998 (without taking into the effect the one-for-two reverse stock split of the Company Common Stock). As a result of the Spinoff, Bolle Inc. became an independent publicly-held company. Prior to the Spinoff, the Company entered into a Bill of Sale and Assignment Agreement (the "Contribution Agreement") with Bolle Inc. pursuant to which, among other things, the Company transferred to Bolle all of its business, assets and liabilities other than those relating to the conduct of the Company's specialty lighting, electronic and electroformed products businesses and certain additional assets and liabilities retained by the Company. Pursuant to the terms of the Contribution Agreement, Bolle assumed and agreed to pay when and as due and to discharge all debts, liabilities, obligations and taxes in respect of the (i) assets and liabilities conveyed to it by the Company, and (ii) certain assets and liabilities retained by the Company.

         In connection with the Spinoff, the Company (i) canceled all outstanding shares of its Series A Preferred Stock in exchange for which Bolle issued Bolle Series B preferred stock in replacement thereof and (ii) canceled all outstanding warrants to purchase 2,103,000 shares of the Company Common Stock in exchange for which Bolle issued warrants to purchase common stock of Bolle.

ITEM 5.  OTHER EVENTS.

         In addition to the Merger, at the special meeting of stockholders held on March 11, 1998 the stockholders approved, among other things, and the Company thereafter effected (i) the name change of the Company to Lumen Technologies, Inc., (ii) a one-for-two reverse stock split of the Company Common Stock and (iii) the appointment of 4 additional members to the Company's Board of Directors.

         On March 11, 1998, the Company entered into the Assignment Agreement and First Amendment to Amended and Restated Credit Agreement, dated as of March 11, 1998, among BEC Group, Inc., ORC Technologies, Inc., ORC Management Corporation, Bolle America, Inc., Bolle Inc. and NationsBank, National Association, et al., pursuant to which, among other things, the Company assigned to Bolle, and Bolle assumed from the Company, among other liabilities, certain indebtedness owing by, and obligations of, the Company under the Amended and Restated Credit Agreement (the "Existing Credit Agreement"), dated as of July 10, 1997, such that Bolle became a co-borrower together with the Company under the Existing Credit Agreement.

         On March 12, 1998, the Company, as Borrower, entered into the Second Amended and Restated Credit Agreement (the "Credit Agreement") with a syndicate of lenders (the "Lenders"), led by NationsBank, National Association, (the "Agent") pursuant to the



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terms of which the Lenders made available to the Company a credit facility
(the "Credit Facility") in the maximum aggregate principal amount at any time outstanding of $70 million, which includes a term loan facility in the principal amount of $30 million and a Revolving credit facility in the maximum aggregate principal amount any time outstanding of $40 million, including, a letter of credit subfacility of up to $5 million. The Credit Facility has been and will be used by the Company (i) to refinance certain existing indebtedness outstanding of the Company and ILC Technology, Inc., (ii) for working capital,
(iii) to finance capital expenditures and acquisitions permitted thereunder,
(iv) to finance the acquisition of the shares of capital stock of Voltarc Technologies, Inc. not currently owned by the Company and; (v) for other lawful general corporate purposes with certain exceptions.

         Each of ORC Technologies, Inc. and ILC Technology, Inc. (collectively, the "Guarantors") have executed a Second Amended and Restated Guaranty Agreement in favor of the Agent for the benefit of each of the Lenders, guaranteeing the payment of the obligations (the "Obligations") of the Company to the Lenders under the Credit Agreement. Pursuant to the terms of the Second Amended and Restated Security Agreement dated as of March 12, 1998, the Company and the Guarantors have granted to the Lenders a security interest in, among other things, their accounts, inventory, receivables, equipment, contracts and all general intangibles as security for the Obligations. Pursuant to the terms of the Intellectual Property Security Agreement, dated as of March 12, 1998, among other things, the Company and the Guarantors also granted to the Lenders a security interest in material intellectual property including, patents, trademarks and copyrights. In addition, pursuant to the terms of a Stock
Pledge Agreement, dated as of March 12, 1998, entered into by the Company and certain of its subsidiaries, the Company pledged with the Agent, 100% of the capital stock of domestic subsidiaries of the Company, as well as certain capital stock held by the Company in respect of certain of its other subsidiaries and investments.

         Pursuant to the terms of the Credit Agreement, the Company may borrow and repay under the revolving credit facility until March 12, 2003, subject to the terms and conditions of the Credit Agreement. The credit facility terminates and all amounts outstanding thereafter are due and payable on March 12, 2003. The term loan facility is subject to repayment in accordance with the amortization schedule set forth in the Credit Agreement, with the final payment of all amounts outstanding, together with accrued interest thereon, being due and payable on March 12, 2003. The Credit Agreement also requires the Company to make certain mandatory prepayments and allows the Company the ability to make optional prepayments.




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         The Credit Agreement contains certain restrictions on the conduct of business of the Company and its subsidiaries, including, but not limited to, restrictions on (i) incurring debt, (ii) declaring or paying any cash dividends or making any other payment or distribution on account of its capital stock, or any shares of stock of any class of the Company and (iii) creating liens on the Company's properties or assets. The Company is required to comply with certain financial covenants. The Company is required to maintain, among other things,
(i) certain minimum consolidated fixed charge ratios, a consolidated leverage ratio and consolidated net worth in accordance with the provisions of the Credit Agreement.































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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired:

                  ILC Technology, Inc. Historical Financial Statements

                           Report of Independent Public Accountants*

                           Consolidated Balance Sheets - September 27, 1997 and September 28, 1996*

                           Consolidated Statements of Operations for the Three Fiscal Years Ended September 27, 1997*

                           Consolidated Statements of Stockholders' Equity for the Three Fiscal Years Ended September 27, 1997*

                           Consolidated Statements of Cash Flows for the Three Fiscal Years ended September 27, 1997*

                           Notes to Consolidated Financial Statements*

         (b)      Pro forma financial information:

                  Unaudited Pro Forma Combined Financial Statements

                           Unaudited Pro Forma Combined Balance Sheet as of September 30, 1997*

                           Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 1997*

                           Unaudited Pro Forma Combined Statement of
                           Operations for the year ended December 31, 1996*

                           Notes to Unaudited Pro Forma Combined Financial Statements*

         It is impracticable at this time for the Company to provide all of the financial statements that may be required to be included herein. The Company hereby undertakes to file such required financial statements as soon as practicable, but in no event later than sixty (60) days following the date on which this report on Form 8-K is required to be filed.


         (c)      Exhibits:

         10.1 Agreement and Plan of Merger, dated as of October 30, 1997, as amended by Amendment No. 1 dated January 6,



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                  1998, among the Company, BILC Acquisition Corp. and ILC
                  Technology, Inc.*

         10.2 Assignment Agreement and First Amendment to Amended and Restated Credit Agreement dated as of March 11, 1998 among BEC Group, Inc., ORC Technologies, Inc., ORC Management Corporation, Bolle America, Inc., Bolle Inc. and NationsBank, National Association, et al.

         10.3 Second Amended and Restated Credit Agreement among the Company and NationsBank, National Association, et al, dated as of March 12, 1998. Filed together with such Exhibit 10.3 are copies of the following ancillary agreements.

                           (a) Second Amended and Restated Guaranty Agreement, dated as of March 12, 1998.

                           (b) Second Amended and Restated Intellectual
                           Property Security Agreement, dated as of March 12, 1998.

                           (c) Second Amended and Restated Stock Pledge
                           Agreement, dated as of March 12, 1998.

                           (d) Second Amended and Restated Security Agreement, dated as of March 12, 1998.

         10.4 Bill of Sale and Assignment Agreement, dated as of March 11, 1998, between the Company and Bolle .

         10.5 Indemnification Agreement, dated as of March 11, 1998, among the Company, BILC Acquisition Corp. and Bolle.

         10.6 Management Services Agreement, dated as of March 11, 1998, between the Company and Bolle.


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* Incorporated herein by reference to Amendment No. 2 to the
Registration Statement on Form S-4 of the Company No. 333-40519, filed with the Securities and Exchange Commission on January 28, 1998.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 25, 1998
                                              Lumen Technologies, Inc.

                                              /s/ Desiree DeStefano
                                              ---------------------------------
                                              By: Desiree DeStefano
                                              Title: Vice President of Finance





























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